Exhibit EX-3.(ii)

                           Bylaws
                             of
                   RecycleNet Corporation

                          Article I

                           Offices

     The Company shall maintain a registered agent in the State of Utah and a principal office in Guelph, Canada. The Company may also have offices in such other places as the Board of Directors may from time to time designate or as the business of the Company may require.
                         Article II

                            Seal

     The seal of the Company may be circular in form and have the name of the Company on the circumference and the words "Corporate Seal Utah" in the center. A seal shall not be required to validate any action or business involving the corporation.

                         Article III

                  Meetings of Stockholders

     Section 1. Place. Meetings of the stockholders of the Company shall be held at such place either within or without the State of Utah as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

     Section 2. Annual meeting. Commencing in 2001, an annual meeting of the stockholders of the Company shall be held in each year on the fourth Tuesday in May (or if that be a legal holiday, then on the next business day) between the hours of 9 a.m. and 4 p.m. for the election of directors and for the transaction of such other business as may be brought before the meeting. The Board of Directors may, upon public notice to stockholders, change the date of the annual meeting as deemed desirable by the Board.

     Section 3. Special meetings. Special meetings of the stockholders may be called on the order of the President or of a majority of the Board of Directors.

     Section 4. Notice. Written notice of all meetings of the stockholders shall be mailed to or delivered to each stockholder at least ten days prior to the meeting. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held.

     Section 5. Quorum. The holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by law, by the Certificate of Incorporation or by these Bylaws; but if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time.

     Section 6. Voting. At all meetings of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his or her name on the books of the Company. At all elections of directors, the voting shall be by ballot. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors or tellers, to receive, canvass, and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

     Section 7. Chairman of meeting. The President or, in his or her absence, a Vice President shall preside at all meetings of the stockholders; and, in the absence of the President and Vice President, the Board of Directors may appoint any stockholder to act as chairman of the meeting.

     Section 8. Secretary of meeting. The Secretary  of  the
Company shall act as secretary of all meetings of the stockholders; and, in his or her absence, the chairman may appoint any person to act as secretary of the meeting.

                         Article IV

                     Board of Directors

     Section I. Management of company. The property, business, and affairs of the Company shall be managed and controlled by its Board of Directors.

     Section 2. Classification of board. The Board of Directors shall consist of a minimum of 3 and a maximum of 9 members, as determined by the Board upon resolution, who shall serve until the annual meeting of stockholders held in the year following their election, provided, however, that directors shall continue to serve until their successors shall be elected and shall qualify.

     Section 3. Vacancy. Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation, or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term except that, in the case of an increase in the number of directors, such vacancy may be filled only until the next annual meeting of stockholders, at which time the vacancy shall be filled by vote of the stockholders.

     Section 4. Maintenance of books outside state. The
Board of Directors may hold meetings and keep the books of the Company outside the State of Utah except that the stock ledger shall be maintained at the office of the Company's registrar and transfer agent.

     Section 5. Annual meeting. The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the stockholders or immediately following any adjournment thereof for the purpose of the organization of the Board and the election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting.

     Section 6. Regular meetings. Regular meetings of the Board of Directors shall be held from time to time as may be fixed by the Board. Written notice of regular meetings of the Board shall be given to each director at least one full day in advance of the meeting.

     Section 7. Special meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by one third of the directors for the time being in office. The Secretary shall give notice of the time, place, and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by sending notice of the meeting by telephone or facsimile transmission at least one day before the meeting to each director .

     Section  8.  Conduct of meetings. At  meetings  of  the
Board of Directors, the Chairman of the Board, the President, or a designated Vice President shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

     Section 9. Compensation. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Company for ordinary and reasonable expenses incurred in the performance of their duties.

     Section 10. Manifestation of dissent. A director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                          Article V

                         Committees

     Section I. Executive committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than five members (presuming the Board is composed five or more members), one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

     Section 2. Finance committee. The Board of Directors may appoint a Finance Committee of two or more directors. The Board shall designate one director as Chairman of the Committee, and may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. The Committee shall have the power to fix from time to time the compensation of all principal officers of the Corporation (other than the Chairman of the Board and the President, whose compensation shall be fixed from time to time by the Board) and shall otherwise exercise such powers as may be specifically delegated to it by the Board and act upon such matters as may be referred to it from time to time for study and recommendation by the Board or the President.

     Section 3. Audit committee. The Board of Directors may appoint from among its members an Audit Committee of not less than two members, and shall designate one of such members as Chairman. In the absence of a designated Audit Committee, the Board shall perform the responsibilities as set forth herein.

     The   responsibilities  of  the  Audit  Committee,   if
constituted, shall be as follows:

     (a) To recommend to the Board of Directors for approval by the stockholders a firm of independent public accountants, hereinafter called the firm, to audit the accounts of the Company, and such of its subsidiaries as the Audit Committee may recommend, for the year regarding which the firm is appointed.

     (b) To meet jointly and/or separately with the Comptroller of the Company and the firm before commencement of the audit (i) to discuss the evaluation by the firm of the adequacy and effectiveness of the accounting procedures and internal controls of the Company and its subsidiaries,
(ii) to approve the overall scope of the audit to be made and the fees to be charged, (iii) to inquire regarding and discuss with the firm recent Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory agency pronouncements, if any, which might affect the Company's financial statements.

     (c) To meet jointly and/or separately with the Comptroller and the firm at the conclusion of the audit: (i) to review the audited financial statements of the Company,
(ii) to discuss the results of the audit, (iii) to discuss any significant recommendations by the firm for improvement of accounting systems and controls of the Company, and (iv) to discuss the quality and depth of staffing in the accounting and financial departments of the Company.

     (d) To meet and confer with such officers and employees
of the Company as the Audit Committee shall deem appropriate
in    connection    with   carrying   out   the    foregoing
responsibilities.

     Section 4. Other committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors.

     Section 5. Rules of procedure. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of
Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

                         Article VI

             Operating Divisions of the Company

     Section 1. Advisory board. The Board of Directors of the Company may appoint individuals who may but need not be directors, officers, or employees of the Company to serve as members of an Advisory Board of Directors of one or more operating divisions of the Company and may fix fees or compensation for attendance at meetings of any such Advisory Boards. The members of any such Advisory Board may adopt and from time to time may amend rules and regulations for the conduct of their meetings and shall keep minutes which shall be submitted to the Board of Directors of the Company. The term of office of any member of the Advisory Board of Directors shall be at the pleasure of the Board of Directors of the Company and shall expire the day of the annual meeting of the stockholders of the Company. The function of any such Advisory Board of Directors shall be to advise with respect to the affairs of the operating divisions of the Company to which it is appointed.

     Section 2. Titles. The Board of Directors of the Company may from time to time confer on the employees of the Company assigned to any operating division of the Company, or discontinue, the title of President, Vice President, and any other titles deemed appropriate. The designation of any such official titles for employees assigned to operating divisions of the Company shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by the Company. Any employee so designated as an officer of an operating division shall have authority, responsibilities, and duties with respect to his or her operating division corresponding to those normally vested in the comparable officer of the Company by these Bylaws, subject to such limitations as may be imposed by the Board of Directors of the Company.

                         Article VII

                          Officers

     Section 1. Election. The Board of Directors may elect from its own number a Chairman of the Board and shall elect a President from its own number and such Vice Presidents (who mayor may not be directors) as in the opinion of the Board the business of the Company requires, a Comptroller, a Treasurer, a Secretary , and a General Counsel; and it shall elect or appoint from time to time such other or additional officers as in its opinion are desirable for the conduct of the business of the Company.

     Section 2. Removal. In its discretion the Board of Directors, by the vote of a majority of the whole Board, may leave unfilled for any such period as it may fix by resolution any office except those of President, Comptroller, Treasurer, and Secretary. Any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Any officer, agent, or employee, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing them.

     Section  3.  Duties of chairman. The  Chairman  of  the
Board of Directors if elected, or failing his or her election, the President, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     Section 4. Duties of president. The President shall be the chief executive and administrative officer of the Company. The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. The President shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Company and over its several officers. The President may appoint officers, agents, or employees other than those appointed by the Board of Directors. The President may sign, execute, and deliver in the name of the Company powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     Section  5.  Duties  of executive vice  president.  The
Executive Vice President shall possess the power and may perform the duties of the President in his or her absence or disability and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

     Section 6. Duties of vice presidents. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence or disability of the President and the Executive Vice President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

     Section 7. Duties of comptroller. The Comptroller shall be responsible to the Board of Directors and the President for all financial control and internal audit of the Company and its subsidiaries. He shall perform such other duties as may be assigned to him or her by the Board of Directors or the President and shall be responsible to a designated Vice President only for the routine administrative matters pertaining to the duties of his office.

     Section 8. Duties of treasurer. The Treasurer shall, subject to the direction of a designated Vice President, have general custody of all the funds and securities of the Company and have general supervision of the collection and disbursement of funds of the Company. The Treasurer shall endorse on behalf of the Company for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depositaries as the Board of Directors may designate. The Treasurer may sign, with the President, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Company. The Treasurer shall enter or cause to be entered regularly in the books of the Company full and accurate account of all moneys received and paid on account of the Company; shall at all reasonable times exhibit the books and accounts to any director of the Company upon application at the office of the Company during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of accounts. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws

     Section 9. Secretary. The Secretary shall, subject to the direction of a designated Vice President, keep the minutes of all meetings of the stockholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. The Secretary shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. The Secretary shall have custody of the corporate seal and general charge of the records, documents, and papers of the Company not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. The Secretary may sign or execute contracts with the President, or a Vice President thereunto authorized, in the name of the Company and affix the seal of the Company thereto. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. The Secretary shall be sworn to the faithful discharge of the duties prescribed therein.

     Section 10. Counsel. The General Counsel, if any, shall advise and represent the Company generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and the Executive Committee. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

     Section  11.  Bank accounts. In addition to  such  bank
accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer or the Comptroller of the Company with the approval of the President or the Executive Vice President may authorize such bank accounts to be opened or maintained in the name and on behalf of the Company as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Company which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officer or bonded employee or such officers or bonded employees of the Company as shall be specified in the written instructions of the Treasurer or the Comptroller of the Company with the approval of the President or the Executive Vice President of the Company.

     Section 12. Vacancies. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer or a director for the time being.

     Section 13. Exercise of rights as stockholders. Unless otherwise ordered by the Board of Directors, the President or a Vice President thereunto duly authorized by the President shall have full power and authority on behalf of the Company to attend and to vote at any meeting of stockholders of any corporation in which this Company may hold stock, and may exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Company in connection with the exercise by this Company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                        Article VIII

                        Capital Stock

     Section 1. Stock certificates. Certificates for stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary . If certificates are signed by a Transfer Agent, acting in behalf of the Company, and a Registrar, the signatures of the officers of the Company may be facsimile.

     Section 2. Transfer agent. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

     Section 3. Transfer of stock. Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

     Section 4. Lost certificates. In case any certificate for the capital stock of the Company shall be lost, stolen, or destroyed, the Company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

     Section 5. Holder of record. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     Section 6. Closing of books. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding 50 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided that, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as herein provided.

                         Article IX

                        Miscellaneous

     Section 1. Fiscal year. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Company. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year .

     Section 2. Waiver of notice. Any notice required to be given under the provisions of these Bylaws or otherwise may be waived by the stockholder, director, or officer to whom such notice is required to be given.

                     Article X Amendment

     The Board of Directors shall have power to add any provision to or to alter or repeal any provision of these Bylaws by the vote of a majority of all of the directors at any regular or special meeting of the Board, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The stockholders may alter or repeal any provision of these Bylaws by the vote of a majority of the stockholders at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of stockholders.